Exhibit 99.2

NEXMETALS RECEIVES US$150 MILLION LETTER OF INTEREST FROM THE EXPORT-IMPORT BANK OF THE UNITED STATES FOR ITS CRITICAL METALS PROJECTS IN BOTSWANA

Vancouver, British Columbia, July 17, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (NASDAQ: NEXM) (“NEXM” or the “Company”) is pleased to announce that it has received a non-binding letter of interest (“LI”) from the Export-Import Bank of the United States (“EXIM”). The LI indicates the potential for up to USD 150 million in financing, with a maximum 15-year repayment tenor, to support the re-development of NEXM’s Selebi and Selkirk nickel-copper-cobalt-platinum group metal mines in Botswana.

EXIM has also advised that procurement of U.S. goods and services for the Selebi and Selkirk mines may be eligible for special consideration under the provisions of Section 402 of EXIM’s 2019 reauthorization (P.L. 116-94), under EXIM’s China and Transformational Exports Program (“CTEP”).

Morgan Lekstrom, CEO of NEXM, commented: “This represents a willingness from the United States to fund critical metals projects in one of Africa’s safest and most stable jurisdictions. It clearly denotes the U.S. government’s specific interest in Botswana, recognizing both its rich mineral endowment and the scale of our high-grade projects. Given the quality and size of our resources and the pace of current activity, we anticipate our aggressive growth trajectory to align with our shared objective of delivering new, sustainable sources of critical metals for the U.S. and its allies contributing to the future of the global critical metals supply chain.”

The LI is non-binding and as such is not an explicit indication of the financial or commercial viability of a transaction. Upon receipt of an application for financing, further processing, including standard due diligence by U.S. EXIM, is required before issuing a final commitment for a potential transaction.

About Export-Import Bank of the United States

The Export-Import Bank of the United States (EXIM) is the official export credit agency of the United States with the mission of supporting American jobs by facilitating U.S. exports. To advance American competitiveness and assist U.S. businesses as they compete for global sales, EXIM offers financing including export credit insurance, working capital guarantees, loan guarantees, and direct loans. As an independent federal agency, EXIM contributes to U.S. economic growth by supporting tens of thousands of jobs in exporting businesses and their supply chains across the United States. Learn more at www.exim.gov.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Such forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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